                                                                    Exhibit 99.4

                             JOINT FILER INFORMATION

Name:                              John H. N. Fisher

Address:                           2882 Sand Hill Road, Suite 150
                                   Menlo Park, CA 94025

Relationship to Issuer:            Mr. Fisher is a managing director of the
                                   general partner of Draper Fisher Associates
                                   Fund IV, LP.

Designated Filer:                  Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:          Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                         March 22, 2005

March 24, 2005
--------------
Date

                                        By: /s/ John H.N. Fisher
                                            ------------------------------------
                                            John H. N. Fisher

The reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.